EXHIBIT 10.6

                                    AGREEMENT

                  AGREEMENT dated as of __________, 1996 (this "AGREEMENT") between IVAX Nycomed B AS, a corporation organized under the laws of the Kingdom of Norway ("HOLDINGS"), and IVAX Nycomed Corporation, a Florida corporation ("IVAX NYCOMED").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Transaction Agreement dated as of October 18, 1995 (the "TRANSACTION AGREEMENT") among Hafslund Nycomed AS, a corporation organized under the laws of the Kingdom of Norway ("HAFSLUND NYCOMED"), IVAX Corporation, a Florida corporation, and IVAX Nycomed, IVAX Nycomed shall acquire from Hafslund Nycomed all of the issued and outstanding shares of common stock of Hafslund Nycomed's wholly owned subsidiary, Nycomed AS, in exchange for newly issued shares of IVAX Nycomed Common Stock (such exchange of shares being the "SHARE EXCHANGE") (capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Transaction Agreement);

                  WHEREAS, pursuant to the Transaction Agreement, (A) Hafslund Nycomed shall contribute to Holdings, a wholly owned subsidiary of Hafslund Nycomed, all of the shares of IVAX Nycomed Common Stock received by Hafslund Nycomed in the Share Exchange, and (B) Hafslund Nycomed shall distribute or cause to be distributed to its shareholders all of the issued and outstanding shares of common stock of Holdings;

                  WHEREAS, upon the terms and subject to the conditions set forth in the Transaction Agreement, holders of shares of Holdings Common Stock (the "HOLDINGS STOCKHOLDERS") shall be entitled to exchange such shares for shares of IVAX Nycomed Common Stock;

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, shares of Holdings Common Stock held by IVAX Nycomed shall be converted, from time to time, into non-voting shares of Holdings Common Stock (the "NON-VOTING STOCK"; as used in this Agreement, any reference to "Holdings Common Stock" shall, unless otherwise expressly indicated, mean and be a reference to all Holdings Common Stock, including the Non-Voting Stock); and

                  WHEREAS, it is the intention of the parties hereto that the rights and obligations hereunder be exercised so that Holdings Stockholders and holders of IVAX Nycomed Common Stock (the "IVAX NYCOMED STOCKHOLDERS") shall, to the fullest extent possible, participate equally, on a pro rata basis, in the economic and other rights, benefits and burdens of ownership of IVAX Nycomed Common Stock, as if each Holdings


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Stockholder were a direct owner of a number of shares of IVAX Nycomed Common
Stock equal to the number of shares of Holdings Common Stock held by such Holdings Stockholder multiplied by the Share Ratio (as defined below), and that neither the Holdings Stockholders nor the IVAX Nycomed Stockholders shall enjoy any greater or lesser economic or other rights, benefits or burdens of ownership of IVAX Nycomed Common Stock.

                  NOW, THEREFORE, in consideration of the premises and in order to induce IVAX Nycomed to enter into the Transaction Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                  SECTION 1. VOTING OF THE SHARES. (a) Whenever any matter or matters (the "VOTE MATTERS") are to be submitted to the vote of the IVAX Nycomed Stockholders at any meeting of the IVAX Nycomed Stockholders (a "STOCKHOLDERS' MEETING"), IVAX Nycomed shall promptly give written notice (the "VOTE NOTICE") of such vote, and the matter or matters to be voted on, to Holdings in accordance with the Business Corporation Act of the State of Florida (the "FBCA").

                  (b) Promptly upon receipt of any Vote Notice, Holdings shall give written notice of the Vote Matters to each Holdings Stockholder and shall submit the Vote Matters to a vote of the Holdings Stockholders in accordance with Norwegian law.

                  (c) Holdings shall, in accordance with its Articles of Association, vote the number of shares of IVAX Nycomed Common Stock specified below in respect of any Vote Matter as follows (the total of all such shares of IVAX Nycomed Common Stock specified in clauses (i) through (iv) below as to which Holdings is to vote, abstain from voting, withhold authority or report as not present, being the "PASS THROUGH SHARES") :

                  (i) Holdings shall vote a number of shares of IVAX Nycomed Common Stock (rounded to the nearest whole share) in favor of such Vote Matter equal to (A) the number of shares of Publicly Held Holdings Stock (as herein after defined) voted in favor of such Vote Matter, multiplied by (B) a fraction (the "SHARE RATIO"), the numerator of which shall be the total number of shares of IVAX Nycomed Common Stock then held by Holdings and the denominator of which shall be the total number of shares of Holdings Common Stock then outstanding;

                  (ii) Holdings shall vote a number of shares of IVAX Nycomed Common Stock (rounded to the nearest whole share) against such Vote Matter equal to (A) the number of shares of Publicly Held Holdings Stock voted against such Vote Matter, multiplied by (B) the Share Ratio;

                  (iii) Holdings shall abstain from voting (or withhold voting authority with respect to) a number of shares of IVAX Nycomed Common Stock (rounded to the


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         nearest whole share) with respect to such Vote Matter equal to (A) the number of shares of Publicly Held Holdings Stock which abstained from voting (or withheld voting authority) with respect to such Vote Matter, multiplied by (B) the Share Ratio; and

                  (iv) Holdings shall report to IVAX Nycomed that a number of shares of IVAX Nycomed Common Stock (rounded to the nearest whole share) are neither present in person nor represented by proxy at the Stockholders' Meeting at which the Vote Matters are to be considered equal to (A) the number of shares of Publicly Held Holdings Stock which were not present in person or represented by proxy at the general meeting of Holdings Stockholders at which the Vote Matters were considered, multiplied by (B) the Share Ratio.

                  (d) With respect to any Vote Matter, Holdings shall further vote all the shares of IVAX Nycomed Common Stock then held by it, other than the Pass Through Shares, (such shares being the "NON-PASS THROUGH SHARES") as follows:

                  (i) Holdings shall vote a number of Non-Pass Through Shares (rounded to the nearest whole share) in favor of such Vote Matter equal to (A) the total number of Non-Pass Through Shares multiplied by (B) a fraction, the numerator of which shall be the sum of (1) the total number of shares of Publicly Held IVAX Nycomed Stock (as hereinafter defined) voted in favor of such Vote Matter plus (2) the total number of shares of IVAX Nycomed Common Stock then held by Holdings and voted in favor of such Vote Matter in accordance with Section 1(c)(i) above, and the denominator of which shall be the total number of shares of IVAX Nycomed Common Stock (other than the Non-Pass Through Shares) present in person or represented by proxy at such Stockholders' Meeting;

                  (ii) Holdings shall vote a number of Non-Pass Through Shares (rounded to the nearest whole share) against such Vote Matter equal to
         (A) the total number of Non-Pass Through Shares multiplied by (B) a fraction, the numerator of which shall be the sum of (1) the total number of shares of Publicly Held IVAX Nycomed Stock voted against such Vote Matter plus (2) the total number of shares of IVAX Nycomed Common Stock then held by Holdings and voted against such Vote Matter in accordance with Section 1(c)(ii) above, and the denominator of which shall be the total number of shares of IVAX Nycomed Common Stock (other than the Non-Pass Through Shares) present in person or represented by proxy at such Stockholders' Meeting; and

                  (iii) Holdings shall abstain from voting (or withhold voting authority with respect to) a number of Non-Pass Through Shares (rounded to the nearest whole share) with respect to such Vote Matter equal to
         (A) the total number of Non-Pass


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         Through Shares multiplied by (B) a fraction, the numerator of which shall be the sum of (1) the total number of shares of Publicly Held IVAX Nycomed Stock which abstained from voting (or withheld voting authority) with respect to such Vote Matter plus (2) the total number of shares of IVAX Nycomed Common Stock then held by Holdings which abstained from voting (or withheld voting authority) with respect to such Vote Matter in accordance with Section 1(c)(iii) above, and the denominator of which shall be the total number of shares of IVAX Nycomed Common Stock (other than the Non-Pass Through Shares) present in person or represented by proxy at such Stockholders' Meeting.

                  (e) (i) "PUBLICLY HELD HOLDINGS STOCK" means the total number of outstanding shares of Holdings Common Stock then held by shareholders other than (A) IVAX Nycomed, (B) Holdings and (C) affiliates of IVAX Nycomed that are controlled by IVAX Nycomed;

                           (ii) "PUBLICLY HELD IVAX NYCOMED STOCK" means the total number of outstanding shares of IVAX Nycomed Common Stock then held by shareholders other than Holdings.

                  (f) Holdings and IVAX Nycomed shall cooperate to ensure that Holdings has adequate time to hold a general meeting of Holdings Stockholders prior to the date of each meeting of IVAX Nycomed Stockholders.

                  (g) IVAX Nycomed shall supply to Holdings sufficient copies of each Vote Notice and each other communication to the IVAX Nycomed Stockholders to permit Holdings to distribute such communications to the Holdings Stockholders.

                  SECTION 2. PASS THROUGH OF OTHER RIGHTS. Holdings shall exercise its rights as an IVAX Nycomed Stockholder in such manner that each Holdings Stockholder shall, through Holdings, effectively be entitled, to the same extent as each IVAX Nycomed Stockholder, to nominate directors, propose matters for consideration at IVAX Nycomed Stockholders' meetings, request a special meeting of the IVAX Nycomed Stockholders and otherwise to participate in the affairs of IVAX Nycomed to the fullest extent permitted by the FBCA and the Articles of Incorporation and By-laws of IVAX Nycomed. Upon receipt by Holdings of any communication from any Holdings Stockholder, Holdings shall forward such communication to IVAX Nycomed as a communication from a number of shares of IVAX Nycomed Common Stock equal to (A) the number of shares of Holdings Common Stock held by such Holdings Stockholder, multiplied by (B) the Share Ratio.

                  SECTION 3. CONVERSION OF HOLDINGS COMMON STOCK. (a) At each general meeting of the Holdings Stockholders, Holdings shall submit to, and recommend the approval by, such general meeting a resolution that a number of the shares of Holdings Common


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Stock then held by IVAX Nycomed specified by IVAX Nycomed be converted into
NonVoting Stock.

                  (b) If at any time IVAX Nycomed shall hold shares of Holdings Common Stock representing more than 25% of the shares of Holdings Common Stock entitled to vote for the election of directors at a general meeting of the Holdings Stockholders, Holdings shall, upon the request of IVAX Nycomed, as promptly as practicable, call an extraordinary general meeting of the Holdings Stockholders and shall submit to, and recommend the approval by, such general meeting a resolution that a number of the shares of Holdings Common Stock then held by IVAX Nycomed specified by IVAX Nycomed be converted into shares of Non-Voting Stock.

                  (c) At any general meeting of Holdings Stockholders at which a resolution for the conversion of shares of Holdings Common Stock then held by IVAX Nycomed into shares of Non-Voting Stock is considered, IVAX Nycomed shall vote all shares of Holdings Common Stock then held by it (including, in accordance with Norwegian law, all shares of Non-Voting Stock present at such general meeting) in favor of such resolution.

                  (d) From and after the first date on which the number of shares of Holdings Common Stock that are held by shareholders of Holdings other than IVAX Nycomed falls below 25% of the total number of shares of Holdings Common Stock outstanding immediately upon consummation of the Transactions, (i) no shares of Holdings Common Stock held by IVAX Nycomed shall be converted into Non-Voting Stock unless such conversion is requested by IVAX Nycomed, (ii) the obligations of IVAX Nycomed specified in Sections 3(a), 3(b) and 3(c) shall terminate and (iii) the obligations of Holdings in Sections 3(a), 3(b) and 3(c) shall apply only to the extent requested by IVAX Nycomed.

                  SECTION 4. BOARD OF DIRECTORS OF HOLDINGS. In accordance with the Articles of Association of Holdings, IVAX Nycomed shall be entitled to appoint one director to the board of directors of Holdings. Upon the death, resignation or removal of any such director appointed by IVAX Nycomed, IVAX Nycomed shall be entitled, in accordance with the Articles of Association of Holdings, to appoint a replacement director to the board of directors of Holdings.

                  SECTION 5. FURTHER ACTION; CONSULTATION. IVAX Nycomed and Holdings shall take all actions reasonably required to effectuate the intent of this Agreement as expressed in the recitals hereto, including, without limitation, amending this Agreement and the Articles of Association of Holdings. Holdings shall recommend to the Holdings Stockholders, and shall use its best efforts to cause the approval by the Holdings Stockholders of, any actions reasonably required to effectuate the intent of this Agreement. Holdings shall recommend against, and otherwise use its best efforts to oppose, any actions initiated by the Holdings Stockholders which are contrary to the expressed intent of this


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Agreement. The board of directors of Holdings shall consult with the board of directors of IVAX Nycomed with respect to any action contemplated by this
Section 5, including, without limitation, the proper course of conduct with respect to matters not contemplated by this Agreement relating to the corporate governance of Holdings, such as future amendments to the Norwegian Companies Act.

                  SECTION 6. EXCHANGE OF HOLDINGS SHARES FOR IVAX NYCOMED SHARES. Following the date of the Closing, holders of shares of Holdings Common Stock may exchange any number of shares of Holdings Common Stock for an equal number of shares of IVAX Nycomed Common Stock. Holdings and IVAX Nycomed shall take all necessary action to maintain for a ten year period following the Closing the necessary facilities (the "EXCHANGE FACILITIES") to permit such exchanges of shares to occur; PROVIDED, HOWEVER, in the event that the number of shares of Holdings Common Stock outstanding that are held by shareholders of Holdings other than IVAX Nycomed at any time falls below 10% of the total number of shares of Holdings Common Stock then outstanding, IVAX Nycomed may terminate the Exchange Facilities by publicly announcing that the Exchange Facilities will terminate on the date that is one year from the date of such announcement and the Exchange Facilities shall terminate on such date. Holdings and IVAX Nycomed shall cause the Exchange Facilities to permit exchanges to occur during each 30 day period (an "EXCHANGE PERIOD") that commences on the third Business Day following a public announcement by IVAX Nycomed of its earnings and other relevant results for the most recent quarter; PROVIDED, HOWEVER, that if IVAX Nycomed determines in good faith that the exchange of shares during any such Exchange Period shall materially interfere with, or require premature disclosure of, any material financing, acquisition, reorganization or business combination involving IVAX Nycomed or any of its subsidiaries, then upon written notice to Holdings, IVAX Nycomed shall be entitled to suspend exchanges of shares for a period of up to 30 Business Days; PROVIDED FURTHER, that the applicable Exchange Period shall be extended by the number of days of any such suspension; PROVIDED FURTHER, that if at any time IVAX Nycomed shall own more than 35% of the Holdings Common Stock entitled to vote at a general meeting of the shareholders of Holdings, then upon written notice to Holdings, IVAX Nycomed shall be entitled to suspend the exchange of shares until such time as such Holdings Common Stock held by IVAX Nycomed has been converted to Non-Voting Stock. Notwithstanding anything to the contrary in Section 12, solely with respect to any action seeking to enforce the provisions of this Section 6, Holdings and IVAX Nycomed agree and consent to the exclusive jurisdiction of, and service of process and venue in, the Oslo City Court (Oslo Byrette), located in Oslo, Norway. Each of Holdings and IVAX Nycomed waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including, without limitation, sovereign immunity, immunity to prejudgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it solely arising out of this Section 6 which is instituted in such court.

                  SECTION 7. DIVIDENDS. Holdings shall, to the fullest extent permitted by


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applicable law, upon receipt of any cash dividends on shares of IVAX Nycomed
Common Stock held by Holdings, (a) deduct therefrom any taxes payable thereon,
(b) promptly convert such cash into Norwegian Kroner, (c) invest such Norwegian Kroner in short-term, high grade debt obligations denominated in Norwegian Kroner, (d) promptly call a meeting of the shareholders of Holdings to consider the payment of dividends to holders of shares of Holdings Common Stock and, at such meeting, propose and recommend the payment to holders of Holdings Common Stock of a dividend in an aggregate amount equal to all such Norwegian Kroner, and (e) if such dividend is approved by the holders of Holdings Common Stock, pay such dividend as promptly as practicable thereafter.

                  SECTION 8. EXPENSES OF HOLDINGS. IVAX Nycomed shall pay to Holdings sufficient funds to cover all expenses (the "REIMBURSABLE EXPENSES") resulting from the ownership of its Shares of IVAX Nycomed Common Stock and the actions required under this Agreement. IVAX Nycomed shall provide Holdings with such funds promptly after receipt of a written request therefor and such documentation supporting such Reimbursable Expenses as IVAX Nycomed shall reasonably request.

                  SECTION 9. INVESTMENT COMPANY ACT. Holdings shall conduct its affairs so as to assure that it is not required to register as an investment company under the U.S. Investment Company Act of 1940.

                  SECTION 10. TERMINATION. This Agreement shall survive until all of the shares of Holdings Common Stock are owned by IVAX Nycomed.

                  SECTION 11. GOVERNING LAW; GOVERNING LANGUAGE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties acknowledge that, at the request and for the benefit of Holdings, this Agreement may be translated into Norwegian or other languages. The parties agree that this English version shall in all respects be the controlling version of this Agreement.

                  SECTION 12. SUBMISSION TO JURISDICTION; VENUE. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the applicable courts sitting in London, England (the "LONDON COURTS") for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court. Holdings shall appoint a party reasonably acceptable to IVAX Nycomed as its authorized agent (the "HOLDINGS AUTHORIZED AGENT") upon whom process may be served in


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any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in the London Courts by IVAX
Nycomed. Such appointment shall be irrevocable. Holdings agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Holdings Authorized Agent and written notice of such service to Holdings shall be deemed, in every respect, effective service of process upon Holdings. IVAX Nycomed shall appoint a party reasonably acceptable to Holdings as its authorized agent (the "IVAX NYCOMED AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in the London Courts by Holdings. Such appointment shall be irrevocable. IVAX Nycomed agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the IVAX Nycomed Authorized Agent and written notice of such service to IVAX Nycomed shall be deemed, in every respect, effective service of process upon IVAX Nycomed.

                  SECTION 13. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 14. AMENDMENTS. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party to this Agreement.

                  SECTION 15. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.


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                  IN WITNESS WHEREOF, Holdings and IVAX Nycomed have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           IVAX NYCOMED B AS

                                           By __________________________________
                                              Name:
                                              Title:

                                           IVAX NYCOMED CORPORATION

                                           By __________________________________
                                              Name:
                                              Title:

                                           By __________________________________
                                              Name:
                                              Title: